UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016

EPL Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1021 Main Street, Suite 2626, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 351-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 29, 2016, EPL Oil & Gas, Inc., a Delaware corporation (the “Company”), and Energy XXI Gulf Coast, Inc., a Delaware corporation (“Gulf Coast”), which are both indirect wholly-owned subsidiaries of Energy XXI Ltd, received written confirmation from Wells Fargo Bank, N.A., as administrative agent for the lenders (the “Administrative Agent”), under their Second Amended and Restated First Lien Credit Agreement (the “First Lien Credit Agreement”) that they had received signature pages from the required lenders under the First Lien Credit Agreement for the Thirteenth Amendment and Waiver to Second Amended and Restated First Lien Credit Agreement dated as of February 29, 2016 (the “Waiver”). The Waiver also became effective as of such date based on satisfaction of the conditions to such effectiveness provided in the Waiver and by its terms it will expire on the earlier of (i) March 14, 2016, (ii) the date on which Gulf Coast or the Company fails to comply with the conditions set forth in the Waiver or (iii) the occurrence of an Event of Default (as defined in the First Lien Credit Agreement) other than as a result of the failure of the Company to pay interest due on its 8.25% notes due 2018 on February 15, 2016 and thereafter (until March 14, 2016).

The Waiver provides that Gulf Coast is not required to deliver a compliance certificate for the fiscal quarter ended December 31, 2015 until the expiration of the Waiver.

Additionally, under the Waiver, the following changes to the First Lien Credit Agreement were effective upon signing:

•	prohibiting Gulf Coast and the Company from borrowing under the First Lien Credit Agreement on or before March 15, 2016;

•	requiring Gulf Coast and the Company to deposit the proceeds of any loan under the First Lien Credit Agreement in an account covered by a control agreement in favor of the administrative agent; and

•	allowing for Gulf Coast and the Company to get replacement letters of credit under the First Lien Credit Agreement without satisfying the credit extension conditions in the First Lien Credit Agreement so long as the replacement letter of credit does not have an aggregate face amount in excess of the available amount of the letter of credit being replaced and certain other conditions set forth in the Waiver are met.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Thirteenth Amendment to Second Amended and Restated First Lien Credit Agreement, dated as of February 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPL Oil & Gas, Inc.

March 4, 2016	By:	/s/ Rick Fox
Rick Fox Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Thirteenth Amendment to Second Amended and Restated First Lien Credit Agreement, dated as of February 29, 2016.